Exhibit 99.1

FOR IMMEDIATE RELEASE

HOLLY CORPORATION REPORTS FIRST QUARTER RESULTS

     Dallas, Texas, May 5, 2005 — Holly Corporation (NYSE-HOC) today reported quarterly net income of $13.1 million ($0.41 per basic and diluted share) for the three months ended March 31, 2005, compared to net income of $14.0 million ($0.45 per basic and $0.43 per diluted share) for the three months ended March 31, 2004.

     Earnings for the first quarter of 2005 as compared to the first quarter of 2004 were down by $0.9 million as an increase in refinery production was offset by higher related operating expenses and by the attribution in the first quarter of 2005 of approximately half of the income from our refined product pipelines and terminals to owners (other than the Company) of interests in Holly Energy Partners, L.P. (NYSE-HEP) (“HEP”). HEP has since July 2004 owned and operated product pipelines and terminals previously 100% owned by the Company. Overall refinery production levels increased 7% with first quarter total production at 116,000 barrels per day (“bpd”), due to increased production at all facilities. Company-wide refinery margins were $7.55 per barrel for the first quarter of 2005 compared to reported margins of $8.47 per barrel for the first quarter of 2004; however, refinery margins for the first quarter of 2005 were reduced by pipeline and terminalling fees to HEP for transportation services that were not charged against margins in the first quarter of 2004. Excluding pipeline and terminalling fees to HEP for the 2005 quarter, company-wide refinery margins were $8.47 for the first quarters of both 2005 and 2004.

     Sales and other revenues increased 41% for the first quarter of 2005 as compared to the first quarter of 2004, due principally to higher refined product sales prices, and to a lesser degree, increased volumes sold from our Navajo and Woods Cross refineries. Overall refined product sales volumes increased 12% for the first quarter as compared to the prior year’s first quarter.

Cost of products sold was also higher for the first quarter of 2005 year due to higher costs of purchased crude oil and the higher volumes. Operating expenses increased due to higher production levels, increased utility costs, and the inclusion of the NK Asphalt Partners joint venture (now doing business as Holly Asphalt Company) in the 2005 consolidated statements, following our February 2005 purchase of the other partner’s interest. Selling, general and administrative expenses decreased from the first quarter of 2004 to the first quarter of 2005 due primarily to $3.7 million of legal costs we incurred in the 2004 first quarter associated with the litigation with Frontier Oil Corporation, partially offset by additional employee compensation expense in 2005 from the addition of personnel in 2004 and increased equity-based incentive compensation. Additionally, after the transfer of the Company’s product pipeline and terminal assets to HEP in July 2004, earnings were reduced by the share of pipeline and terminalling fees charged to the Company by HEP that is attributable to holders of units other than the Company (which owned approximately 51% until the end of February 2005 and currently owns approximately 48% of HEP).

     “We are pleased with our 2005 first quarter operations, as we generated $33.4 million of earnings before interest, taxes and depreciation (“EBITDA”) in the quarter,” said Mathew Clifton, President of Holly. “While refinery margins started 2005 at seasonally reduced levels, especially at the Woods Cross Refinery, they rebounded nicely at all refineries through the quarter and are currently at very high levels. Additionally in the 2005 first quarter, we took major steps in the execution of our previously announced value-added refinery initiatives for 2005 to improve profitability, including strides to improve higher valued product yields and raise refinery utilization rates at our facilities. With the large sour crude discounts continuing to be experienced in the market place, we are benefiting from our 80% sour crude oil capabilities and will move forward in our efforts to further increase our capacity to process sour crude oil. We will continue to explore operational improvement initiatives and prudently deploy capital to improve the profitability of our existing operations. With respect to Holly Energy Partners, we are pleased with their operations, and their successful integration of pipelines and terminals acquired from Alon USA, Inc. at the end of February. On the refining side, we believe industry fundamentals are in our favor for the foreseeable future as growth in demand for refined products should continue to exceed refining supply. As we look ahead, we will strive to operate our assets safely, reliably and in an environmentally responsible manner, while continuing to look for opportunities for strategic acquisition and organic growth opportunities, where we can leverage our strong financial condition.”

     The Company has scheduled a conference call for tomorrow, May 6, 2005 at 9:30AM EDT to discuss financial results. Listeners may access this call by dialing (800) 858-5936. The ID# for this call is #5462009. Listeners may access the call via the internet at: http://audioevent.mshow.com/227674. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available for thirty days.

     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 75,000 barrels per stream day (“bpsd”) refinery located in Artesia, New Mexico, a 26,000 bpsd refinery in Woods Cross, Utah, and an 8,000 bpsd refinery in Great Falls, Montana. Holly also owns a 48% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,500 miles of refined product pipelines in the Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states.

     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company or Holly Energy Partners to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the final outcome of the litigation with Frontier Oil Corporation, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended
	March 31,
	2005	2004
	(In thousands, except per share data)
Sales and other revenue	$651,725	$463,057

Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	556,193	374,895
Operating expenses (exclusive of depreciation, depletion and amortization)	44,604	38,672
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization)	13,098	14,377
Depreciation, depletion and amortization	11,819	9,924
Exploration expenses, including dry holes	102	123

Total operating costs and expenses	625,816	437,991

Income from operations	25,909	25,066

Other income (expense):
Equity in earnings of joint ventures	(685)	(655)
Minority interest in income of partnerships	(3,602)	(689)
Interest income	1,168	77
Interest expense	(1,544)	(955)

	(4,663)	(2,222)

Income before income taxes	21,246	22,844

Income tax provision (benefit):
Current	7,725	7,951
Deferred	455	931

	8,180	8,882

Net income	$13,066	$13,962

Net income per common share – basic	$0.41	$0.45

Net income per common share – diluted	$0.41	$0.43

Cash dividends declared per common share	$0.08	$0.065

Average number of common shares outstanding:
Basic	31,514	31,212
Diluted	32,252	32,180

Balance Sheet Data

	March 31,	December 31,
	2005	2004
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$194,162	$219,265
Working capital	$149,458	$148,642
Total assets	$1,267,000	$982,713
Total debt, including current maturities and bank borrowings (1)	$155,627	$33,572
Minority interest	$181,282	$157,550
Stockholders’ equity	$358,390	$339,916

(1)	Includes HEP’s 6.25% senior notes of $147.1 million at March 31, 2005 and HEP bank borrowings of $25.0 million at December 31, 2004.

Other Financial Data

	Three Months Ended
	March 31,
	2005	2004
	(In thousands)
Net cash provided by operating activities	$11,401	$37,331
Net cash used for investing activities	$(131,753)	$(10,896)
Net cash provided by (used for) financing activities	$116,331	$(15,863)
EBITDA (1)	$33,441	$33,646

(1)	Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA as presented above is reconciled to net income under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

     Our two major business segments are: Refining and HEP. The Refining segment presented in the March 31, 2004 quarterly report on Form 10-Q is not the same Refining segment as presented below. The Refining segment for the three months ended March 31, 2004 has been restated to include results of operations involving assets included in HEP prior to the contribution on July 13, 2004. The HEP segment will not have any activity for the three months ended March 31, 2004 as HEP was not formed until July 13, 2004.

	Three Months Ended
	March 31,
	2005	2004
	(In thousands)
Sales and other revenue (1)
Refining	$644,277	$462,681
HEP	16,513	—
Corporate and Other	365	490
Consolidations and Eliminations	(9,430)	(114)

Consolidated	$651,725	$463,057

Income (loss) from operations (1)
Refining	$30,377	$36,753
HEP	7,785	—
Corporate and Other	(12,253)	(11,687)

Consolidated	$25,909	$25,066

(1)	The Refining segment includes our principal refinery in Artesia, New Mexico, which is operated in conjunction with refining facilities in Lovington, New Mexico (collectively, the “Navajo Refinery”), the Woods Cross Refinery near Salt Lake City, Utah, and our refinery in Great Falls, Montana. The petroleum products marketed by the Refining segment are marketed in Texas, New Mexico, Arizona, Utah, Wyoming, Montana, Idaho, Washington and northern Mexico. Included in the Refining segment are costs relating to certain crude oil and intermediate product pipelines that we still own and operate in conjunction with our refining operations as part of the supply networks of the refineries. The Refining segment also includes the purchasing of crude oil and wholesale and branded marketing of refined products. The Refining segment also includes the equity in earnings from our 49% interest in NK Asphalt Partners prior to February 2005. In February 2005, we acquired the other 51% interest in the joint venture from our other partner; subsequent to the purchase, we are including the operations of NK Asphalt Partners in our consolidated financial statements. NK Asphalt Partners, dba Holly Asphalt Company, manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and California. The cost of pipeline transportation and terminal services provided by HEP is included in the Refining segment. The HEP segment involves all of the operations of HEP, including approximately 1,300 miles (780 miles prior to the Alon asset acquisition) of its pipeline assets principally in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states. The HEP segment also includes its 70% interest in the Rio Grande Pipeline Company which provides petroleum products transportation. Revenues from the HEP segment were earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and from its interest in the Rio Grande Pipeline Company. Results of operations involving the assets included in the HEP segment prior to July 13, 2004 are included in the Refining segment for reporting purposes. Our operations not included in the other two reportable segments are included in Corporate and Other, which includes costs of Holly Corporation, the parent company, consisting primarily of general and administrative expenses and interest changes as well as a small-scale oil and gas exploration and production program, and a small equity investment in retail gasoline stations and convenience stores. The elimination column includes the elimination of the revenue and costs associated with our pipeline transportation services between us and HEP as well as the elimination of our equity in earnings of HEP.

Refining Operating Data

     Our refinery operations include the Navajo Refinery, the Woods Cross Refinery and the Montana Refinery. The following tables set forth information, including non-generally accepted accounting principles (“GAAP”) performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are presented under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles.”

	Three Months
	Ended March 31,
	2005	2004
Navajo Refinery
Crude charge (BPD) (1)	74,300	67,460
Refinery production (BPD) (2)	84,030	79,280
Sales of produced refined products (BPD)	82,890	78,100
Sales of refined products (BPD) (3)	93,690	84,640

Refinery utilization (4)	99.1%	89.9%

Average per produced barrel (5)
Net sales	$57.50	$44.98
Cost of products (6)	48.68	35.10

Refinery gross margin (8)	8.82	9.88
Refinery operating expenses (7)	3.09	3.07

Net operating margin	$5.73	$6.81

Feedstocks:
Sour crude oil	86%	79%
Sweet crude oil	0%	6%
Other feedstocks and blends	14%	15%

Total	100%	100%

Sales of produced refined products:
Gasolines	62%	60%
Diesel fuels	25%	25%
Jet fuels	4%	7%
Asphalt	6%	5%
LPG and other	3%	3%

Total	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	21,730	21,220
Refinery production (BPD) (2)	23,890	22,460
Sales of produced refined products (BPD)	25,060	22,010
Sales of refined products (BPD) (3)	25,830	22,080

Refinery utilization (4)	83.6%	84.9%

	Three Months
	Ended March 31,
	2005	2004
Average per produced barrel (5)
Net sales	$54.23	$43.84
Cost of products (6)	51.06	40.13

Refinery gross margin (8)	3.17	3.71
Refinery operating expenses (7)	4.33	4.13

Net operating margin	$(1.16)	$(0.42)

Feedstocks:
Sour crude oil	9%	5%
Sweet crude oil	78%	89%
Other feedstocks and blends	13%	6%

Total	100%	100%

Sales of produced refined products:
Gasolines	61%	61%
Diesel fuels	25%	28%
Jet fuels	2%	2%
Fuel oil	7%	6%
LPG and other	5%	3%

Total	100%	100%

Montana Refinery
Crude charge (BPD) (1)	7,430	5,890
Refinery production (BPD) (2)	7,830	6,470
Sales of produced refined products (BPD)	5,490	5,040
Sales of refined products (BPD) (3)	5,530	5,290

Refinery utilization (4)	92.9%	73.6%

Average per produced barrel (5)
Net sales	$54.08	$40.41
Cost of products (6)	45.60	32.95

Refinery gross margin	8.48	7.46
Refinery operating expenses (7)	9.31	8.12

Net operating margin	$(0.83)	$(0.66)

Feedstocks:
Sour crude oil	93%	91%
Other feedstocks and blends	7%	9%

Total	100%	100%

	Three Months
	Ended March 31,
	2005	2004
Montana Refinery
Sales of produced refined products:
Gasolines	55%	56%
Diesel fuels	25%	21%
Jet fuels	7%	9%
Asphalt	7%	8%
LPG and other	6%	6%

Total	100%	100%

Consolidated
Crude charge (BPD) (1)	103,460	94,570
Refinery production (BPD) (2)	115,750	108,210
Sales of produced refined products (BPD)	113,440	105,150
Sales of refined products (BPD) (3)	125,050	112,010

Refinery utilization (4)	94.9%	87.6%

Average per produced barrel (5)
Net sales	$56.61	$44.52
Cost of products (6)	49.06	36.05

Refinery gross margin (8)	7.55	8.47
Refinery operating expenses (7)	3.66	3.53

Net operating margin	$3.89	$4.94

Feedstocks:
Sour crude oil	71%	65%
Sweet crude oil	16%	23%
Other feedstocks and blends	13%	12%

Total	100%	100%

Sales of produced refined products:
Gasolines	61%	60%
Diesel fuels	25%	26%
Jet fuels	4%	6%
Asphalt	5%	4%
LPG and other	5%	4%

Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refinery.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refinery.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity.

(5)	Represents average per barrel amounts for produced refined products sold, which are non-GAAP. Reconciliations to amounts reported under GAAP are located under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” following Item 3 of Part I of this Form 10-Q.

(6)	Subsequent to the formation of HEP, included in cost of products are transportation costs billed from HEP.

(7)	Represents operating expenses of our refinery, exclusive of depreciation, depletion, and amortization, and excludes refining segment expenses of product pipelines and terminals.

(8)	For comparability purposes, if amounts paid to HEP for transportation were excluded, as was the case prior to HEP’s initial public offering, the refinery gross margins for the three months ended March 31, 2005 prior to the inclusion of those transportation costs were $10.02 for Navajo Refinery, $3.37 for Woods Cross Refinery, and $8.47 for the consolidated operations.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

     Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months
	Ended March 31,
	2005	2004
	(In thousands)
Net income	$13,066	$13,962
Add provision for income tax	8,180	8,882
Add interest expense	1,544	955
Subtract interest income	(1,168)	(77)
Add depreciation and amortization	11,819	9,924

EBITDA	$33,441	$33,646

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

     Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

     We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Statement of Income.

     Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin

     Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended
	March 31,
	2005	2004
Average per produced barrel:

Navajo Refinery
Net sales	$57.50	$44.98
Less cost of products	48.68	35.10

Refinery gross margin	$8.82	$9.88

Woods Cross Refinery
Net sales	$54.23	$43.84
Less cost of products	51.06	40.13

Refinery gross margin	$3.17	$3.71

Montana Refinery
Net sales	$54.08	$40.41
Less cost of products	45.60	32.95

Refinery gross margin	$8.48	$7.46

Consolidated
Net sales	$56.61	$44.52
Less cost of products	49.06	36.05

Refinery gross margin	$7.55	$8.47

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended
	March 31,
	2005	2004
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$8.82	$9.88
Less refinery operating expenses	3.09	3.07

Net operating margin	$5.73	$6.81

	Three Months Ended
	March 31,
	2005	2004
Average per produced barrel:

Woods Cross Refinery
Refinery gross margin	$3.17	$3.71
Less refinery operating expenses	4.33	4.13

Net operating margin	$(1.16)	$(0.42)

Montana Refinery
Refinery gross margin	$8.48	$7.46
Less refinery operating expenses	9.31	8.12

Net operating margin	$(0.83)	$(0.66)

Consolidated
Refinery gross margin	$7.55	$8.47
Less refinery operating expenses	3.66	3.53

Net operating margin	$3.89	$4.94

Below are reconciliations to our Statement of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended
	March 31,
	2005	2004
Navajo Refinery
Average sales price per produced barrel sold	$57.50	$44.98
Times sales of produced refined products sold (BPD)	82,890	78,100
Times number of days in period	90	91

Refined product sales from produced products sold	$428,956	$319,677

Woods Cross Refinery
Average sales price per produced barrel sold	$54.23	$43.84
Times sales of produced refined products sold (BPD)	25,060	22,010
Times number of days in period	90	91

Refined product sales from produced products sold	$122,310	$87,808

Montana Refinery
Average sales price per produced barrel sold	$54.08	$40.41
Times sales of produced refined products sold (BPD)	5,490	5,040
Times number of days in period	90	91

Refined product sales from produced products sold	$26,721	$18,534

	Three Months Ended
	March 31,
	2005	2004
Sum of refined products sales from produced products sold from our three refineries (2)	$577,987	$426,019
Add refined product sales from purchased products and rounding (1)	62,228	29,839

Total refined products sales	640,215	455,858
Add other refining segment revenue	4,062	6,823

Total refining segment revenue	644,277	462,681
Add HEP sales and other revenue	16,513	—
Add corporate and other revenues	365	490
Subtract consolidations and eliminations	(9,430)	(114)

Sales and other revenues	$651,725	$463,057

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments where we choose to redirect produced products to more profitable markets.

(2)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2005	2004
Average sales price per produced barrel sold	$56.61	$44.52
Times sales of produced refined products sold (BPD)	113,440	105,150
Times number of days in period	90	91

Refined product sales from produced products sold	$577,987	$426,019

Reconciliation of average cost of products per produced barrel sold to total costs of products sold

	Three Months Ended
	March 31,
	2005	2004
Navajo Refinery
Average cost of products per produced barrel sold	$48.68	$35.10
Times sales of produced refined products sold (BPD)	82,890	78,100
Times number of days in period	90	91

Cost of products for produced products sold	$363,158	$249,459

Woods Cross Refinery
Average cost of products per produced barrel sold	$51.06	$40.13
Times sales of produced refined products sold (BPD)	25,060	22,010
Times number of days in period	90	91

Cost of products for produced products sold	$115,161	$80,377

	Three Months Ended
	March 31,
	2005	2004
Montana Refinery
Average cost of products per produced barrel sold	$45.60	$32.95
Times sales of produced refined products sold (BPD)	5,490	5,040
Times number of days in period	90	91

Cost of products for produced products sold	$22,531	$15,112

Sum of cost of products for produced products sold from our three refineries (2)	$500,850	$344,948

Add refined product costs from purchased products sold and rounding (1)	64,773	30,061

Total refining segment costs of product sold	565,623	375,009
Add (subtract) consolidations and eliminations	(9,430)	(114)

Costs of products sold	$556,193	$374,895

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments where we choose to redirect produced products to more profitable markets.

(2)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2005	2004
Average cost of products per produced barrel sold	$49.06	$36.05
Times sales of produced refined products sold (BPD)	113,440	105,150
Times number of days in period	90	91

Cost of products for produced products sold	$500,850	$344,948

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended
	March 31,
	2005	2004
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$3.09	$3.07
Times sales of produced refined products sold (BPD)	82,890	78,100
Times number of days in period	90	91

Refinery operating expenses for produced products sold	$23,052	$21,819

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$4.33	$4.13
Times sales of produced refined products sold (BPD)	25,060	22,010
Times number of days in period	90	91

Refinery operating expenses for produced products sold	$9,766	$8,272

	Three Months Ended
	March 31,
	2005	2004
Montana Refinery
Average refinery operating expenses per produced barrel sold	$9.31	$8.12
Times sales of produced refined products sold (BPD)	5,490	5,040
Times number of days in period	90	91

Refinery operating expenses for produced products sold	$4,600	$3,724

Sum of refinery operating expenses per produced products sold from our three refineries (1)	$37,418	$33,815
Add other refining segment operating expenses and rounding	1,798	4,816

Total refining segment operating expenses	39,216	38,631
Add HEP operating expenses	5,388	—
Add (subtract) corporate and other costs	—	41

Operating expenses (exclusive of depreciation, depletion and amortization)	$44,604	$38,672

(1)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2005	2004
Average refinery operating expenses per produced barrel sold	$3.66	$3.53
Times sales of produced refined products sold (BPD)	113,440	105,150
Times number of days in period	90	91

Refinery operating expenses for produced products sold	$37,418	$33,815

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended
	March 31,
	2005	2004
Navajo Refinery
Net operating margin per barrel	$5.73	$6.81
Add average refinery operating expenses per produced barrel	3.09	3.07

Refinery gross margin per barrel	8.82	9.88
Add average cost of products per produced barrel sold	48.68	35.10

Average net sales per produced barrel sold	$57.50	$44.98
Times sales of produced refined products sold (BPD)	82,890	78,100
Times number of days in period	90	91

Refined products sales from produced products sold	$428,956	$319,677

	Three Months Ended
	March 31,
	2005	2004
Woods Cross Refinery
Net operating margin per barrel	$(1.16)	$(0.42)
Add average refinery operating expenses per produced barrel	4.33	4.13

Refinery gross margin per barrel	3.17	3.71
Add average cost of products per produced barrel sold	51.06	40.13

Average net sales per produced barrel sold	$54.23	$43.84
Times sales of produced refined products sold (BPD)	25,060	22,010
Times number of days in period	90	91

Refined products sales from produced products sold	$122,310	$87,808

Montana Refinery
Net operating margin per barrel	$(0.83)	$(0.66)
Add average refinery operating expenses per produced barrel	9.31	8.12

Refinery gross margin per barrel	8.48	7.46
Add average cost of products per produced barrel sold	45.60	32.95

Average net sales per produced barrel sold	$54.08	$40.41
Times sales of produced refined products sold (BPD)	5,490	5,040
Times number of days in period	90	91

Refined products sales from produced products sold	$26,721	$18,534

Sum of refined products sales from produced products sold from our three refineries (2)	$577,987	$426,019
Add refined product sales from purchased products and rounding (1)	62,228	29,839

Total refined products sales	640,215	455,858
Add other refining segment revenue	4,062	6,823

Total refining segment revenue	644,277	462,681
Add HEP sales and other revenue	16,513	—
Add corporate and other revenues	365	490
Subtract consolidations and eliminations	(9,430)	(114)

Sales and other revenues	$651,725	$463,057

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments where we choose to redirect produced products to more profitable markets.

(2)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2005	2004
Net operating margin per barrel	$3.89	$4.94
Add average refinery operating expenses per produced barrel	3.66	3.53

Refinery gross margin per barrel	7.55	8.47
Add average cost of products per produced barrel sold	49.06	36.05

Average sales price per produced barrel sold	$56.61	$44.52
Times sales of produced refined products sold (BPD)	113,440	105,150
Times number of days in period	90	91

Refined product sales from produced products sold	$577,987	$426,019

FOR FURTHER INFORMATION, Contact:

Stephen J. McDonnell, Vice President and
  Chief Financial Officer
M. Neale Hickerson, Vice President,
  Treasury and Investor Relations
Holly Corporation
214/871-3555